EXHIBIT 99.1
810 Crescent Centre Drive, Suite 320
Franklin, TN 37067
office 615.263.9500 fax 615.383.8830

FOR IMMEDIATE RELEASE	Contact:	Aimee Punessen,
Investor Relations
615.236.7454
CIVITAS REPORTS CONTINUED STRONG
GROWTH AND IMPROVING PROFITS
FRANKLIN, Tenn. (October 23, 2006) — Civitas BankGroup (CVBG) reported net income of $5.5 million for the first nine months of 2006 and 25.1% growth in loans at its subsidiary, Cumberland Bank.
The $5.5 million nine months’ net income from continuing operations represents a $2.6 million or 89.8% increase from the comparable period in 2005. On a per share basis, 2006 net income from continuing operations totaled $0.35 per share, compared to $0.18 per share in 2005.
Net income for the first nine months of 2006 included a non-recurring $2.1 million (after tax) gain related to the company’s sale of its 50% interest in the Murray (Kentucky) Bank. Earnings for the first nine months of 2006, excluding this gain, were $3.4 million compared to earnings from continuing operations of $2.9 million for the first nine months of 2005.
Net income for the third quarter 2006 was $1.2 million ($0.07 per share), an increase of 42.1% over the third quarter 2005.
Loans and deposits at Cumberland Bank have continued to exhibit strong growth. Compared to September 30, 2005, loans have grown $124.5 million (26.2%) and deposits have increased $132.4 million (23.7%). Compared to year-end 2005, loans have grown at an annualized rate of 33.5% and annualized growth compared to June 30, 2006, was 45.6%.
“Growth dominated our financial performance during the third quarter of 2006,” explained Richard E. Herrington, President of Civitas BankGroup. “Loans grew $61 million during the third quarter, an annualized growth rate of 45.6%. In the last twelve months, we have grown our loan portfolio by $125 million. In the highly competitive Middle Tennessee market, these growth rates are remarkable. The loan and deposit growth reflect the last two years’ efforts to focus on the Middle Tennessee market. We are now fully restructured as Middle Tennessee’s community bank. We opened our twelfth banking center in Hendersonville earlier this year and have announced plans for new banking centers in Cool Springs and Murfreesboro for 2007.”

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“However, there is a downside to such dynamic growth,” added Herrington. “Short-term, net income is penalized by loan growth as a result of substantial additions to the Allowance for Loan Losses through provision for loan loss expense. In reality, we have given up short-term income to build for longer term profits. Additionally, short-term earnings have been negatively impacted by national and local interest rate markets, characterized by a flat or inverted yield curve and rapidly rising short-term interest rates, as we have rebuilt our balance sheet and shifted our funding philosophy away from long-term, high cost certificates of deposits.”
“While franchise growth has been outstanding, we have been mindful of the need to continue our focus on asset quality,” said Herrington. “Our asset quality ratios put us in a leadership position among peer banks. For example, our delinquency ratio finished the quarter below 0.5% of loans, which is less than half of our peer group average.”
“We are in the fourth year of our rebuilding program, and we are pleased with the results,” explained Herrington. “Since year-end 2002, we have achieved three key objectives. First, we have eliminated the vast majority of our problem loan issues and implemented an appropriate credit culture. Second, we have significantly grown Cumberland Bank, increasing assets from $468 million at year-end 2002 to $862 million at September 30, 2006. Finally, while sacrificing short-term earnings to solve problems and build a strong foundation, we have increased core earnings and developed a positive trend in profits and profitability. To accomplish these three objectives simultaneously speaks to the abilities and experience of our banking team.”
In July 2006, the common stock of Civitas began trading on the NASDAQ Global Markets exchange.
Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville’s Insurors Bank of Tennessee.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Civitas BankGroup, Inc.
dollars in thousands
unaudited

	Sept 30,	December 31,
	2006	2005	% Change
Balance Sheet Summary

Assets
Cash and Cash Equivalents	$14,244	$31,510	-54.8%
Federal Funds Sold & Interest Bearing Deposits	3,274	3,657	-10.5%
Investment Securities	219,015	205,170	6.7%
Loans held for sale	2,939	3,720	-21.0%
Loans	596,050	476,421	25.1%
Allowance for Loan Losses	(6,012)	(4,765)	26.2%

Net Loans	590,038	471,656	25.1%
Fixed Assets	14,035	14,025	0.1%
Foreclosed Properties	161	346	-53.5%
Other Assets	22,023	19,432	13.3%

Total Assets	$865,729	$749,516	15.5%

Liabilities and Shareholders’ Equity
Deposits	$691,100	$600,766	15.0%
Repurchase Agreements and Other Borrowings	99,932	80,452	24.2%
Subordinated Debentures	17,000	17,000	0.0%
Other Liabilities	5,060	4,073	24.2%
Shareholders’ Equity	52,637	47,225	11.5%

Total Liabilities and Equity	$865,729	$749,516	15.5%

Book Value per Share	3.31	2.98	11.1%

Civitas BankGroup, Inc.
dollars in thousands except per share data
unaudited

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,
	2006	2005	% Change	2006	2005	% Change
Income Statement
Interest Income	$14,154	$10,146	39.5%	$38,464	$29,442	30.6%
Interest Expense	7,963	4,939	61.2%	20,817	13,609	53.0%

Net Interest Income	6,191	5,207	18.9%	17,647	15,833	11.5%
Provision for Loan Losses	1,250	325	284.6%	2,068	863	139.6%
Non-Interest Income	2,367	1,757	34.7%	8,845	5,957	48.5%
Non-Interest Expense	5,543	5,466	1.4%	15,992	16,788	-4.7%

Income Before Taxes	1,765	1,173	50.5%	8,432	4,139	103.7%
Income Taxes	598	352	69.9%	2,953	1,253	135.7%

Income from Continuing Operations*	$1,167	$821	42.1%	$5,479	$2,886	89.8%

Income from Discontinued Operations, net of taxes	—	—	—	—	82	-100.0%
Gain on Sale of Discontinued Operations, net of taxes	—	—	—	—	3,382	-100.0%

Net Income	$1,167	$821	42.1%	$5,479	$6,350	-13.7%

Per Share Data
Income — Basic — Continuing Operations*	$0.07	$0.05	40.9%	$0.35	$0.18	92.8%
Income — Diluted — Continuing Operations*	0.07	0.05	41.1%	0.34	0.18	91.7%

Income — Basic — Discontinued Operations	—	—	—	—	0.21	-100.0%
Income — Diluted — Discontinued Operations	—	—	—	—	0.21	-100.0%

Income — Basic	0.07	0.05	40.9%	0.35	0.39	-12.4%
Income — Diluted	0.07	0.05	41.1%	0.34	0.39	-12.9%

Weighted Average Shares Outstanding
Basic	15,889,633	15,752,241	0.9%	15,879,084	16,121,881	-1.5%
Diluted	15,965,524	15,843,504	0.8%	16,041,109	16,197,904	-1.0%
* Includes $2.1 million after tax gain on sale of The Murray Bank for the nine months ended September 30, 2006

Civitas BankGroup, Inc.
dollars in thousands
unaudited

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2006	2005	2006	2005
Average Balances
Loans	$570,361	$457,618	$528,248	$450,159
Securities	219,890	197,140	213,837	201,037
Earning Assets	792,891	660,579	745,553	661,635
Total Assets of Discontinued Operations	0	0	0	44,673
Total Assets	843,002	715,047	798,317	758,320

Demand Deposits	$59,872	$61,166	$57,725	$62,211
Interest-Bearing Deposits	610,247	490,494	577,879	503,163
Total Deposits of Discontinued Operations	0	0	0	36,690
Total Deposits	670,119	551,660	635,604	602,065
Shareholders’ Equity	50,519	46,580	49,482	47,930
Key Performance Ratios — Continuing Operations (annualized)*
Return on Average Assets	0.6%	0.5%	0.9%	0.5%
Return on Average Equity	9.2%	7.1%	14.8%	8.0%
Net Interest Margin	3.1%	3.2%	3.2%	3.2%
Efficiency Ratio	64.8%	78.5%	60.4%	77.0%
Asset Quality Data — Continuing Operations
Nonperforming Assets			2,216	2,741
Allowance for Loan Losses			6,012	4,687
Net Charge-Offs			821	553

Nonperforming Assets to Period- End Loans			0.37%	0.58%
Allowance for Loan Losses to Period-End Loans			1.01%	0.99%
Net Charge-Offs to Average Loans			0.19%	0.16%
* Calculations include $2.1 million after tax gain on sale of The Murray Bank for the nine months in 2006